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                                                                   Exhibit 10.17

                        MASTER POLE ATTACHMENT AGREEMENT

         THIS AGREEMENT, made this day of January 12, 1998 by and between South Carolina Electric and Gas ("Owner") and KNOLOGY Holdings, Inc. d/b/a Knology of Charleston, on behalf of its operating subsidiaries, if any ("Permittee"), the parties hereto, witnesses that:

         WHEREAS Owner owns, operates and maintains distribution poles for use in its utility operations within its retail service territory in South Carolina; and

         WHEREAS Permittee furnishes or intends to furnish communications services within the State of South Carolina or wired television service to residents of the unincorporated areas of ____________________________, and the Cities of ______________________________, and for such purpose desires to attach cables, wires and associated appliances of a communications or cable television nature ("Facilities") in the space on Owner's poles appropriate for such attachments; and

         WHEREAS Permittee is franchised and has consent and authorization (to the extent required) to place its Facilities within or over the public and private spaces in or over which the poles to which Permittee wishes to attach are located; and

         NOW, THEREFORE, in consideration of the mutual rights and obligations hereby conferred, the parties mutually agree as follows:

SEC. 1.  DEFINITIONS

         (A) Telecommunications Act. The term "Telecommunications Act" refers to the Communications Act of June 19, 1934, 48 Stat. 1604, as amended by the Pole Attachment Act of 1978 and the Telecommunications Act of 1996, Pub. L. No. 104-104, 110 Stat. 56 (1996), as codified at 47 U.S.C. sec. 224.

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         (B)  Cost. The term "cost" refers to charges made by Owner to Permittee for specific work performed, and shall be the estimated cost of performing the work, including labor, materials, administrative expenses, overhead, any applicable taxes and its authorized rate of return.

         (C) Facilities. The terms "Facility" and "Facilities" refer to any property or equipment utilized in the provision of telecommunications services.

         (D) Make-Ready Work. The term "Make-Ready Work" refers to all work performed or to be performed to prepare Owner's poles for the requested attachment of Permittee's Facilities. "Make-Ready work" includes, but is not limited to, the rearrangement, transfer, replacement, and removal of existing facilities on a pole where such work is required to accommodate Permittee's Facilities or the performance or other work required to make a pole usable for the initial placement of Permittee's Facilities.

         (E) Permit. The term "Permit" refers to any permit issued pursuant to this Agreement and may, if the context requires, refer to pole attachment permits issued by Owner prior to the date of this Agreement.

         (F) Permittee. The term "Permittee" refers to a person or entity which has entered or may enter into an agreement or arrangement with Owner permitting such person or entity to attach its Facilities to Owner's poles.

         (G) Pole. The term "pole" refers to those utility poles used for the local distribution of electrical power but only those utility distribution poles owned or controlled by Owner and does not include utility distribution poles with respect to which Owner has no legal authority to permit attachments by other persons or entities.

         (H) Third Party. The terms "third party" and "third parties" refer to persons and entities other than Permittee and Owner. Use of the term "third party" does not signify that any such person or entity is a party to this Agreement or has any contractual rights hereunder.


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SEC. 2.  CHARACTER OF SERVICE

         (A) Service rendered under this Agreement will consist of supporting the attachment of Facilities above the ground on Owner's poles as provided herein, to the extent that such attachments are or continue to be permitted from time to time under the terms of Owner's right, license, right-of-way, easement, franchise or other permission to install and use the poles on public or private property involved.

         (B) All attachments shall be suitably designed, installed and maintained in accordance with good engineering practice and shall comply with the ground-clearance, electrical safety clearances, and other standards and requirements of the National Electric Safety Code, applicable federal, state and local laws and regulations, and the rules, regulations and construction standards of Owner as set forth in its Distribution Construction Standards J-1 through J-8, attached as Exhibits 1 to 8.

         (C) The attachments shall be subject at all times to amendment of the standards and requirements set forth in sec. 2(B). Permittee agrees to rearrange its Facilities in accordance with changes in the standards published in the publications specified in sec. 2(B) of this Agreement.

         (D) Except as required in other Sections of this Agreement, Owner shall not be liable to Permittee for any alteration, relocation or removal of existing poles or attachments caused thereby or for any interruptions to, or any interference with, the operation of Permittee.

         (E) Title to the attached Facilities shall remain vested in Permittee; however, their presence on a pole does not in any way create in Permittee any right of ownership, possession or control of the pole occupied, regardless of the period of occupancy.

SEC. 3.  REQUEST FOR ATTACHMENT

         (A) No attachment shall be made to a pole under this Agreement except as expressly permitted by Owner in writing, but access shall be permitted to the extent required by the Telecommunications Act and the FCC regulations.

         (B) Permittee shall submit an application ("Permit Application") which includes all the information necessary for Owner to determine, upon inspection and evaluation of the affected poles, the extent to which existing poles and existing


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or planned attachments thereto must be altered to accommodate Permittee's attachments.

              (i) The Permit Application shall include evidence, satisfactory to Owner, of Permittee's authority to erect and maintain its Facilities within public streets, highways and other thoroughfares involved. If Permittee has no such authority or fails to submit it upon request, no permit application shall be considered, and any which may have been granted may be revoked at Owner's discretion.

                    (a) If Permittee claims that its attachment rate should be adjusted according to the FCC formula for CATV providers, the Permit Application shall also contain a statement that the facilities will be used solely to provide cable television service.

              (ii) No Permit Application will be accepted by Owner if Permittee is in arrears on any payments due to Owner, including but not limited to annual attachment charges, engineering fees, fees Make-Ready Work, unauthorized use fees or other penalties for Permittee's other attachments.

              (iii) Additional Permit Applications are required for any change or addition to Permittee's attached facilities, including, but not limited to, any change in the size or type of cable.

         (C) At the time the Permit Application is submitted to Owner, Owner will bill Permittee for the cost of the inspection and evaluation, which cost shall include Owner's overhead. Payment by Permittee will be due upon receipt by Permittee of Owner's invoice.

         (D) If alterations to Owner's facilities are necessary to accommodate Permittee's attachments, Owner will estimate the cost of this Make-Ready Work, including Owner's overhead and applicable taxes.

              (i) The estimates for inspection and evaluation and for Make-Ready Work may include the costs of inspecting, evaluating, and altering Owner's attachments to poles owned by other entities.

              (ii) The estimate for Make-Ready Work shall be valid for a period of sixty (60) days.

              (iii) Owner's Make-Ready Work shall be included in Owner's normal work load schedule in the geographic areas where


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the relevant poles are located and shall not be entitled to priority, advancement, or preference over other work to be performed by Owner in the ordinary course of its business.

              (iv) If Permittee desires make-ready work to be performed on an expedited basis and Owner agrees to perform the work on such a basis, Owner shall recalculate the estimated charges for Make-Ready Work. If Permittee accepts Owner's offer, Permittee shall pay such additional charges.

         (E) Upon payment by Permittee of the estimated make ready cost, the fee for inspection and evaluation, and the first year's annual attachment charge prorated from the date of the application to the end of the year, Permittee will be issued an appropriate non-exclusive, revocable Provisional Permit to attach to Owner's poles.

         (F) Unless the Provisional Permit is withdrawn, the issuance thereof will be deemed to authorize all alterations determined by Owner to be necessary.

         (G) Issuance of a Provisional Permit applied for shall not be deemed an opinion of Owner or warranty that such attachments would comply with the requirements for entry upon and use of the public or private property involved or with the requirements of the codes, laws and regulations applicable to the installation, it being understood and agreed that a Provisional Permit supplies only such authority as Owner has the right to grant. Permittee is responsible for acquiring any necessary easements, as well as any governmental consents, additional licenses or permits that may be required and for the costs associated with the transfer or rearrangement of other pre-existing attachments to Owner's poles.

         (H) Permittee shall not exercise any Provisional Permit by attaching to Owner's poles until alterations, if any, are completed by Owner.

         (I) Permittee shall provide Owner with a proposed construction schedule before beginning attachment under a Provisional Permit. This schedule shall include, at a minimum, the name, title, and business address and telephone number of the manager responsible for construction of the Facilities; the names of each contractor and/or subcontractor involved in construction activities; and estimated dates of commencement and completion of construction.

         (J) Permittee shall provide notice to Owner when it completes the attachments of its facilities to Owner's poles.

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         (K)  Should Permittee not complete its pole attachments within six (6)
months from the date the Provisional Permit therefor is issued, that permit shall be null and void.

         (L) A Provisional Permit shall become an Approved Permit only upon certification after inspection by Owner that Permittee's attachments meet all applicable safety and engineering requirements.

         (M) Samples of the application and permit forms currently used by Owner are contained in Appendix B; these forms may be revised by Owner from time to time consistent with this Agreement.

SEC. 4.  CONDITIONS OF ATTACHMENT

         (A) An attachment under this Agreement shall be governed by the terms and conditions of this Agreement and shall also be governed by the terms and conditions of the Permit issued therefor.

         (B) The Permit may state that Permittee's attachment is subject to Owner's future need for pole space for the provision of electrical services which may prompt relocation or rearrangement as provided in sec. 7(E) of this Agreement.

         (C) The Permit shall include such standard provisions as Owner may deem appropriate for all attachments similarly situated. Owner may amend the standard provisions from time to time and such amended provisions shall be applicable to existing attachments.

         (D) Each attachment to Owner's poles bear a marker or insignia in a form satisfactory to Owner identifying the facility as Permittee's.

         (E) Permittee shall be responsible at all times for the condition of its Facilities and its compliance with all requirements, specifications, rules, regulations and standards referenced in sec. 2(B) of this Agreement.

         (F) Owner shall have no duty to Permittee either to maintain or to inspect or monitor the condition of Permittee's Facilities. Neither Owner's act of inspection Permittee's Facilities nor any failure to inspect those Facilities shall


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operate to impose on Owner any liability of any kind whatsoever or to relieve
Permittee of any responsibility, obligations or liability under this Agreement or otherwise existing.

         (G) Owner may, however, conduct such inspections and audits of its poles and any attached Facilities as it deems reasonable and necessary.

              (i) Permittee shall bear the costs of an initial inspection to be completed within sixty (60) days of Owner's receipt of notice concerning completion of the attachment and of any subsequent inspections, so long as subsequent inspections are conducted not more often than every three years.

              (ii) If routine observation of Permittee's attachments by Owner indicates the possible violation of good, safe engineering practice or the other requirements of this Agreement, Owner may conduct more frequent inspections at its own expense; provided however, that if such violations are detected in the course of the inspection, Permittee shall reimburse Owner for the cost of such inspection.

              (iii) Owner's right to inspect attachments originally designated to provide only one-way transmission of video programming or other programming services shall include the right to examine signal transmission to detect any unannounced two-way use of such attachments. Owner and Permittee shall negotiate in good faith concerning the methodology used to conduct such inspections.

         (H) Should an attachment require maintenance, repair, alteration or relocation in order to comply with good, safe engineering practice and the other requirements of this Agreement, including, but not limited to, maintaining adequate clearance between Permittee's attachments and surrounding vegetation, Owner may require Permittee to make such changes or conduct such maintenance or repairs.

         (I) In an emergency, or otherwise after notice to Permittee of the required work, Owner may perform such work at Permittee's expense.

         (J) Permittee shall provide Owner with the name, title, and business and telephone number of the manager responsible for routine maintenance of the Facilities and shall thereafter notify Owner of changes to such information.


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              (i)   Upon Owner's request, the Permittee's designated manager
shall identify any contractor, subcontractor or other person performing maintenance activities on Permittee's behalf and shall also provide such additional documentation as reasonably necessary to demonstrate that Permittee and all persons acting on its behalf are complying with the requirements of this Agreement.

              (ii) Upon Owner's request, Permittee shall produce a copy of its Permit for any attachment specified by Owner.

         (K) Unauthorized attachments discovered by Owner may be allowed to remain on the pole if otherwise in conformity with this Agreement upon payment by Permittee of the unauthorized attachment charge specified in Appendix C(3) for each such attachment not authorized by the Permit, plus annual charges at the current rate for each January 1 from the time of unauthorized installation as estimated by Owner.

         (L) Should the Permittee decide to use for any other purpose attachments originally designated to provide only one-way transmission of video programming or other programming services, it shall provide written notice to the Owner at least sixty (60) days before beginning such services.

         (M) Unannounced use of attachments to provide services other than the one-way transmission of video programming or other programming services may be allowed to continue upon payment by the Permittee of the expanded use charge specified in Appendix C(4) for all attachments, plus annual charges at the rate charged to telecommunications carriers for each January 1 from the commencement of the unannounced use as estimated by the Owner.

         (N) If, in Owner's judgment, made in good faith, the unauthorized attachment or unannounced use of attachments to provide services other than cable television services evidences a pattern of willful avoidance by Permittee of the requirements of this Agreement, Owner may require Permittee to immediately remove the unauthorized attachment or may itself remove the unauthorized attachments at Permittee's expense. Owner may also terminate this Agreement and require Permittee to remove all attachments from its poles or may itself remove all Permittee's attachments at Permittee's expense.


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SEC. 5.  ANNUAL ATTACHMENT CHARGES

         The annual charge per pole shall be in accordance with Appendix C. The annual charge shall be based on the number of Owner's poles as of January 1st of each year for which Permits have been issued (subject to the minimum annual charge stated in Appendix C) and shall be set pursuant to the applicable FCC formula. Permittee shall pay an additional annual charge for each power supply directly attached to Owner's poles. Owner will bill Permittee as soon as practicable after January 1st of each year. Billing for energy used by power supplies shall be monthly at the metered rate. Bills rendered under this Agreement shall be payable by Permittee within twenty-five days of the date rendered. Owner may impose a monthly late payment charge of one and one half percent (1-1/2%) on any unpaid balance for the annual attachment charge, twenty-five (25) days after billing date, and on any unpaid balance at each subsequent monthly billing. Nonpayment of any such amount within sixty (60) days shall constitute a breach of this Agreement. No refund of any attachment charge will be made on account of any change in the number of attaching entities.

SEC. 6.  POLE ALTERATIONS AT PERMITTEE REQUEST

         (A) Pole capacity for attachments under this Agreement is available on a first-come, first-served basis. Pole capacity cannot be reserved by Permittee for future use and should be used as soon as it has been made available by Owner.

         (B) Owner will attempt to accommodate Permittee's request for a taller or stronger pole if reasonably possible, consistent with Owner's use of the pole.

         (C) If a pole must be replaced or modified or relocated in order to accommodate Permittee's request for an attachment, and if Owner agrees to perform such work, Permittee will make a contribution-in-aid-of-construction to Owner in the amount of the estimated installed cost of the alterations including the cost of transferring or rearranging the facilities of Owner and any other pre-existing attachments.

              (i) The contribution-in-aid-of-construction, before any credit for any existing pole or poles, shall be grossed-up for taxes according to a schedule provided by Owner.


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              (ii)  Guying and anchors required by the attachment of
Permittee's Facilities (including all necessary permission therefor), shall be provided and installed by Permittee.

              (iii) Permittee shall obtain the necessary agreements and shall reimburse other attaching Permittees for the cost of transferring or rearranging their facilities as the result of the attachment.

              (iv) Permittee will reimburse Owner for alterations and inspection and evaluation performed by Owner on poles not owned by Owner.

SEC. 7.  POLE RELOCATION AND REARRANGEMENT BY OWNER

         (A) If Owner relocates or replaces its pole(s), rearranges the facilities on its pole(s) to accommodate Owner's needs for additional pole space or other parties' attachment request(s), Permittee will be offered space under this Agreement for existing attachments on the relocated or rearranged pole.

         (B) The relocation and rearrangement of Permittee's attached Facilities shall be performed by Owner or at Owner's option, by a contractor specified by Owner, within a reasonable time.

         (C) Permittee shall not be responsible for charges associated with relocations or rearrangements made to accommodate Owner's need for additional pole space or of a third party's request for attachment, unless Permittee requests modification of or addition to its existing attached facilities in connection with the relocation or rearrangement or unless Owner is recovering previously reserved pole space.

         (D) If Permittee adds to or modifies its existing attached Facilities on the relocated or rearranged poles at any time thereafter or if the relocation or rearrangement occurs for any reason other than Owner's or a third party's need for additional space, Permittee shall bear its proportionate share of the expense of the relocation or rearrangement.

         (E) If the Owner is recovering previously reserved pole space, Permittee shall bear a proportionate share of the expense of the replacement, relocation, or rearrangement with all other Permittees whose attachments were subject to space reservation by Owner.


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         (F)  If the replacement, relocation or rearrangement is required by order of a municipality or other governmental authority, Permittee shall bear its proportionate share of the expense of the removal, replacement, relocation, or rearrangement.

SEC. 8.  POLE REMOVAL

         If Owner no longer requires the use of its pole on which Permittee's attachments are located, Owner will give Permittee, wherever possible, not less than sixty (60) days notice to remove its attachments, and after such notice period, remaining Permittee attachments will be deemed abandoned and Owner may at any time remove the abandoned attachments at Permittee's expense. Permittee waives any damage suffered as a result of removal of attachments deemed abandoned.

SEC. 9.  ATTACHMENT REMOVAL

         (A) In the event of Permittee's failure to observe any condition of this Agreement or applicable Permit issued hereunder, Owner may at any time give not less than sixty (60) days notice, wherever possible, to Permittee to remove its attachments from any Owner pole, and after such notice period any remaining Permittee attachments will be deemed abandoned and Owner may at any time remove the abandoned attachments and/or the pole at Permittee's expense. Permittee waives any damage suffered as a result of removal of attachments deemed abandoned.

         (B) If Permittee desires to remove all of its attachments from any pole, Permittee shall notify Owner of the description, number and location of attachments removed. A Notice of Removal form is contained in Appendix B. No refund of any attachment charge will be made on account of such removals.

SEC. 10. WORKER QUALIFICATIONS

         (A) Permittee shall engage only qualified workers who are trained and experienced and who know and appreciate the dangerous character of electricity and the dangers of working in proximity to energized electric lines, shall warn the workers of such danger, shall provide competent supervision of the work involved in making any attachments, maintenance work or rearrangements or other physical changes in the attachments, and shall ensure that


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all workers and supervisors know and comply with all applicable NESC and OSHA rules, regulations and guidelines.

         (B) All personnel authorized to have access to Permittee's facilities shall, while working on or in the vicinity of Owner's poles, carry with them suitable identification and shall, upon the request of any employee of Owner, produce such identification.

SEC. 11. PROTECTION OF OWNER'S FACILITIES AND OTHER PROPERTY

         (A) Permittee shall exercise reasonable precautions to avoid damage to the facilities of Owner or of others using Owner's poles and assumes all responsibility and liability for any and all costs and expenses for such damage, whether direct or consequential. Permittee shall make immediate report to Owner of the occurrence of any such damage and shall reimburse Owner for the expense incurred in repairing any such damage.

         (B) Neither Permittee nor any persons acting on its behalf, including but not limited to Permittee's employees, agents, contractors, and subcontractors, shall engage in any conduct which damages either the facilities of Owner or of others using Owner's poles or public or private property in the vicinity of Owner's poles, interferes in any way with the use or enjoyment of public or private property except as expressly permitted by the owner of such property, or creates a hazard or nuisance on such property (including, but not limited to, a hazard or nuisance resulting from any abandonment or failure to remove Permittee's Facilities or any construction debris from the property, failure to erect warning signs or barricades as may be necessary to give notice to others of unsafe conditions on the premises while work performed on Permittee's behalf is in progress or failure to restore the property to a safe condition after such work has been completed.) Permittee assumes all responsibility and liability for any and all costs and expenses for such damage, whether direct or consequential, and shall make immediate report to Owner of such occurrence and shall reimburse Owner for any expense incurred in repairing any such damage.

SEC. 12. INDEMNITY AND INSURANCE

         (A) PERMITTEE, FOR ITSELF AND ITS EMPLOYEES OR CONTRACTORS, ASSUMES ALL RISKS OF INJURY AND PROPERTY DAMAGE RESULTING FROM WORK PERFORMED IN CONJUNCTION WITH THIS AGREEMENT OR ANY PERMIT


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ISSUED HEREUNDER.

         (B) Permittee shall hold harmless, indemnify and defend Owner, its successors or assigns, against and from all loss, cost or expense (including attorneys fees and court costs) arising out of claims of damage to property, including but not limited to trespass upon real property or damage to property of Permittee and of Owner, claims of injury or death to any person, including payments under any workers' compensation law or under any plan for employee disability and death benefits, and claims of lost profits, business loss or interruption of service, which may arise out of or be caused by the erection, maintenance, existence, use, removal or abandonment of Permittee's attachments or by the proximity or connection of the facilities, including but not limited to cable, wires, power supplies, apparatus and appliances of Permittee to any of the facilities belonging to Owner or to parties jointly using Owner's poles, or by any activity of Permittee on, around, or in the vicinity of Owner's poles, regardless of whether same may have resulted from the claimed or actual sole or joint negligence of Owner.

         (C) Permittee further agrees to carry such insurance as is necessary and acceptable to Owner in accordance with the requirements set forth in Appendix D of this Agreement. Permittee also agrees not to plead any immunity or similar protection from suit or liability afforded by workers compensation or other equivalent laws as a defense or bar to an action by Owner to enforce this covenant of indemnification.

SEC. 13. PERFORMANCE BOND

         Permittee shall furnish satisfactory evidence of a performance bond in the amount of sixty thousand dollars and no cents ($60,000.00) or fifty dollars and no cents ($50.00) per pole, whichever is greater, to guarantee the payment of any sums which may become due/to Owner for annual attachment charges, inspection fees, engineering fees or for other work performed for the benefit of Permittee under this Agreement, including the removal of attachments as provided for in sec. 7 and/or 8 of this Agreement. The amount of the performance bond is subject to adjustment whenever in the judgment of Owner, such adjustment is required to protect the payments due Owner.


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SEC. 14. REGULATORY AUTHORITY

         This Agreement is subject in all respects to the jurisdiction of any governmental authority or regulatory agency which has jurisdiction by law and to either party's continuing entitlement to file or to make application for or to take any other action to make effective unilaterally, with any governmental authority or regulatory agency having jurisdiction in the premises, at any time and from time to time during the term of this Agreement. Provided, however, that Permittee agrees to be bound by the annual charge set pursuant to Appendix C unless a different rate is set in a final and non-appealable order entered as a result of a complaint pursuant to 47 C.F.R. Part 1, Subpart J, sec. 1.1401 et seq. filed by this Permittee within thirty (30) days of the imposition of the adjusted charge. If the Federal Communications Commission or any other governmental authority or regulatory agency having jurisdiction promulgates regulations that directly and materially affect the economic terms of this Agreement, then either party may request amendment of this Agreement to address issues raised by the new regulations. If the parties cannot agree to the proposed amendment(s) after good faith negotiation, either party may terminate this Agreement upon ninety (90) days notice, in writing, to the other.

SEC. 15. DISPUTES

         (A) The parties hereto acknowledge the complaint jurisdiction of any governmental authority or regulatory agency which has jurisdiction by law to resolve any dispute arising hereunder, but hereby agree first to negotiate in good faith to attempt to resolve any such dispute by mutual agreement.

         (B) The parties hereto further agree that any action to enforce the terms of this Agreement may be instituted and prosecuted in the courts of the County of Richland, State of South Carolina, and that each party does waive any and all defenses relating to venue and jurisdiction over the person or the subject matter in such courts.

SEC. 16. TERMINATION OF PRIOR AGREEMENTS

This Agreement supersedes all prior agreements between Owner and Permittee with respect to any attachment which is the subject of this Agreement. Each party shall promptly determine and inform the other of all existing permits and the calculation of charges under this Agreement with respect thereto; and said existing permits shall be reissued, individually or in groups, pursuant to this Agreement.

SEC. 17. NO WAIVER

         Failure to enforce or insist upon compliance with any of the terms or conditions of this Agreement shall not constitute ratification of any act or omission, or a waiver or relinquishment of any such terms or conditions or of any other provisions of this Agreement, which shall instead remain in full force and effect at all times.

SEC. 18. NO THIRD PARTY BENEFICIARIES

         The terms of this Agreement are for the sole and exclusive protection and use of Owner and Permittee and their respective successors and assigns. No party shall be a third-party beneficiary of this Agreement, and no provision of the Agreement shall operate or inure to the use and benefit of any such third party.

SEC. 19. NO ASSIGNMENTS

         Permittee shall not assign, transfer or sublet its rights under any permit granted pursuant to this Agreement without the prior written consent of Owner; provided, however, that Permittee may, without such consent, assign its rights and obligations under this Agreement (i) in connection with a corporate reorganization, to any affiliate, or (ii) in connection with a merger, consolidation or sale of substantially all of the Permittee's assets to an unrelated third party. In the event of an assignment following corporate reorganization, merger, consolidation, or sale of substantially all assets, the Permittee's rights and obligations under this Agreement shall be assumed by its successor in interest any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including the Facilities that are the subject of this Agreement. Owner shall not unreasonably withhold its consent to the assignment or transfer of Permittee's rights; however, Permittee acknowledges it is absolutely prohibited from subletting its rights or allowing any third party to physically attach additional facilities to Permittee's attachments, whether by overlashing or otherwise. As a condition to any sale, transfer, license, assignment or other disposition of all or any portion of Permittee's rights and obligations under this Agreement, Permittee's successor in interest shall execute a counterpart, become a party, or execute an agreement with terms substantially similar to this Agreement.

SEC. 20. EFFECT OF LAWS AND REGULATIONS UPON AGREEMENT

         The rates, terms, and conditions of this Agreement are governed by the Telecommunications Act and the FCC rules. Owner warrants that it will not levy any fee or charge upon Permittee in excess of what Owner levies upon other users similarly situated. Should any provision of the Telecommunications Act that directly and materially affects the economic terms of this Agreement be declared unconstitutional or otherwise unenforceable by any court or repealed by act of the United States Congress, then either party may request amendment of this Agreement to address issues raised by the new regulations. If the parties cannot agree to the proposed amendment(s) after good faith negotiation, either party may terminate this Agreement upon ninety (90) days notice, in writing, to the other.

SEC. 21. NOTICE

         Any notice or filings required to be sent or made by this Agreement shall be sent by United States Mail, addressed to the respective parties at:

         Party                      Address
         Owner             South Carolina Electric & Gas Company
                           c/o John Slocum
                           Administrator, Telecom/Cable Attachments
                           Mail Code G-04
                           Columbia, SC 29218

         Permittee

SEC. 22. SEVERABILITY

         The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other parts shall remain fully valid and enforceable.

SEC. 23. AUTHORIZATION TO EXECUTE AGREEMENT

         The execution, delivery and performance by Permittee of this Agreement has been duly and validly authorized by all necessary corporate action of Permittee and constitutes the legal, valid and binding obligation of Permittee enforceable against it in accordance with its terms.

SEC. 24. TERM OF AGREEMENT

         Except as provided in sec. 20, this Agreement shall continue in force and effect for two years, and thereafter until terminated upon ninety (90) day's notice in writing by either party to the other. Permits issued hereunder shall terminate with this Agreement (if not sooner according to their terms), unless provision is made in any successor agreement between the parties to continue the Permits theretofore issued.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

WITNESSES:                              SOUTH CAROLINA ELECTRIC
                                        & GAS COMPANY (OWNER)

         /s/ JD Slocum                  By:      /s/ D. Russell Harris
------------------------------             -------------------------------------

                                                 D. Russell Harris
                                        ----------------------------------------
                                                 (Printed Name)

                                        Its:     VP Electric Service
                                            ------------------------------------

                                                 KNOLOGY Holdings, Inc.
                                        ----------------------------------------
                                                 (Permittee)

         /s/ Dixie Noles                By:      /s/ Bret T. McCants
------------------------------             -------------------------------------

                                                 Bret T. McCants
                                        ----------------------------------------
                                                 (Printed Name)

                                        Its:     VP - Construction
                                            ------------------------------------

                                                                      APPENDIX A

                               PERMIT APPLICATION

APPLICATION NUMBER
                  -----------------------
                                                    ______________________, S.C.
                                                    _____________________, 19___

South Carolina Electric and Gas Company

In accordance with the terms of the Telecom Agreement dated ___________, 19____, application is hereby made for permission to make attachments to Owner's poles located in ___________________________ (City or Town/County), the location being more specifically described as ____________________________ (give street names).

Attached to this application are a sample of marker or other insignia that will be used to identify facilities as Permittee's, a list of poles to which attachment is sought and strand map(s) showing strand lengths, cable routes, pole numbers, guying and work required, cable type [coaxial or fiber optic], and type and location of power supplies, amplifiers or any other facility to be attached.


                                                           ---------------------
                                                     By:   ---------------------
                                                           ---------------------

                                                     Title:
                                                           ---------------------

--------------------------------------------------------------------------------
                                     PERMIT

--------------------------------------------------------------------------------

Provisional Permit Issued: _____________________________________________, 19____

Permit No.                                           Total No. Poles
          ----------------------------                              ------------

By:                                                  Title:
   -----------------------------------                     ---------------------
         (South Carolina Electric & Gas)

Post-construction Inspection Completed/Approved Permit Issued:
___________________________, 19___

By:                                                  Title:
   -----------------------------------                     ---------------------
         (South Carolina Electric & Gas)

                                                                      APPENDIX B

                      NOTIFICATION OF REMOVAL BY PERMITTEE

                                               ___________________________, S.C.
                                               ___________________________, 19__

South Carolina Electric & Gas Company

         In accordance with the terms of the Telecom Agreement dated ________________, 19 ___, kindly cancel from your records the following poles covered by Permit No. _________________ from which attachments were removed on _____________________, 19 ___.

Location
        ------------------------------------------------------------------------
                  City or Town              -                 County or State

Map showing location of facilities removed.

Pole      Pole
Numbers   Locations
                   -------------------------------------------------------------


                                                       -------------------------
                                                               Permittee

                                                     By
                                                       -------------------------

                                                       -------------------------
                                                               Title

Notice Acknowledged

___________________________, 19 ____      South Carolina Electric & Gas Company


                                                               Owner

                                                     By
                                                       -------------------------

                                                       -------------------------
                                                               Title

Notice No.
          ----------------------

Total Poles Discontinued
                        ------------------------

                                                                      APPENDIX C

                       ----------------------------------
                       ANNUAL CHARGE FOR POLE ATTACHMENTS

1. The annual attachment charge per pole will be $5.00. There will be an additional $5.00 charge for all power supplies attached to poles The parties agree that these rates are just and reasonable.

2. For 1999 and subsequent years, the rate will be adjusted annually in accordance with the FCC formula setting the maximum allowable rate for CATV providers (as set forth in 47 U.S.C. sec. 224(d) and regulations promulgated thereunder) only if the attached facilities are used solely for the one-way transmission of video programming or other programming services. Otherwise, or if Permittee offers telecommunications services (as defined in 47 U.S.C. sec. 3(43) & (46)), the rate shall be adjusted in accordance with the FCC formula setting the maximum allowable rate for telecommunications carriers (as set forth in 47 U.S.C. sec. 224(e)(1) and regulations promulgated thereunder). The adjusted rate will apply to all attachments for which a Permit has been issued and Owner's Make-Ready Work completed as of January 1 of the year for which the charge is applicable.

3. The unauthorized attachment charge shall be twenty (20) times the current annual charge plus annual charges at the then current rate for each January 1 from the time of unauthorized installation as estimated by Owner or for five years, whichever is greater. A monthly late payment charges of one and one half percent (1-1/2%) of the amount owed for annual charges shall be included in the unauthorized attachment charge, beginning upon January 25 of the year in which the charges were incurred and continuing upon any unpaid balance until paid.

4. The expanded use charge shall be twenty (20) times the current annual charge to telecommunications carriers plus annual charges at the then current rate for telecommunications carriers for each January 1 from the time of unauthorized installation as estimated by the Owner or for five years, whichever is greater. A monthly late payment charges of one and one half percent (1-1/2%) of the amount owed for annual charges at the telecommunications carrier rate shall be included in the unauthorized attachment charge, beginning upon January 25 of the year in which the charges were incurred and continuing upon any unpaid balance until paid.

5.       The minimum charge to Permittee under this Agreement is $100.00.

                                                                      APPENDIX D

                REQUIRED INSURANCE FOR POLE ATTACHMENT PERMITTEES

Before commencing the work under any Permit, Permittee shall procure and maintain at its own expense, for the duration of the Permit, the following minimum insurance in forms reasonably acceptable to Owner and with insurance companies authorized to do business in the State of South Carolina.

         A. Worker's Compensation Insurance for statutory obligations imposed by Worker's Compensation, Occupation Disease, or over similar laws, including, where applicable, the United States Longshoremen and Harbor Workers Act, the Federal Employees Act, and the Jones Act. Employers' Liability Insurance shall be provided with a minimum limit of $5,000,000 per occurrence.

         B. Comprehensive Automobile Liability Insurance with $5,000,000 combined single limit per occurrence. This insurance is to apply to all owned, non-owned, and hired vehicles used by Permittee in the performance of the work.

         C. Comprehensive General Liability Insurance (including without limitation Products/Completed Operations Liability Insurance), and Contractual Liability Insurance covering all operations required to complete the project, including coverage for damage caused by blasting, collapse or structural injury and damage to underground utilities, with $5,000,000 combined single limit per occurrence. The Products/Completed Operations Liability Insurance shall be provided for a period of at least one (1) year after completion of the project. The Contractual Liability Insurance coverage shall insure the performance of the contractual obligations assumed by Permittee in connection with any work affecting, pursuant to or arising from any Permit issued by Owner, including specifically, but without limitation thereto, Section II of the Permits terms and conditions, under the terms of this Agreement.

             The Comprehensive General Liability Insurance coverage shall name Owner as an additional named insured. This insurance shall not have any "other insurance" clause or language which would jeopardize the primacy of Permittee's insurance with respect to Owner's self-insured retention or excess insurance policies.

         D. Permittee shall likewise require its contractor or subcontractors, if any, to carry at least the minimum insurance described in this Article.

             Before any of the work is started under this Agreement or any Permit issued in accordance with this Agreement, unless a current certificate of insurance has previously been furnished to and approved by Owner, and annually so long as it maintains attachments upon the Owner's poles, Permittee shall file with Owner certificates of insurance signed by each of its insurer(s) in the form set forth in attached Form IN-2, containing the following information in respect to all insurance carried:

A.       Name of insurance company, policy number and expiration date,

B.       Limits of insurance,

C. A description of work contemplated and coverage therefore (including a statement that specific coverages are included in accordance with this Section where required),

D. A statement indicating that the Owner's Risk Management Department Administrator of Telecom/Cable Attachments will receive at least thirty
         (30) days written notice of the cancellation of any of the policies or any modification in the insurance that may affect its interest.

                [A DIAGRAM OF MINIMUM CODE CLEARANCES (VERTICAL)
                 AT SUPPORTS BETWEEN WIRES AND CABLES CARRIED ON
                     SAME SUPPORTING STRUCTURE APPEARS HERE]






                                                                       EXHIBIT 1

               [A DIAGRAM OF JOINT USE POLE SPACING OPEN WIRE SEC.
                  DISTRIBUTION-COMMUNICATION-CATV APPEARS HERE]





                                                                       EXHIBIT 2

               [A DIAGRAM OF JOINT USE POLE SPACING MULTIPLEX SEC.
                  DISTRIBUTION-COMMUNICATION-CATV APPEARS HERE]





                                                                       EXHIBIT 2

                    [A DIAGRAM OF CATV AMPLIFIER INSTALLATION
                        ON SCE&G FACILITIES APPEARS HERE]





                                                                       EXHIBIT 2

                    [A DIAGRAM OF CATV AMPLIFIER INSTALLATION
                        ON SCE&G FACILITIES APPEARS HERE]





                                                                       EXHIBIT 2

                    [A DIAGRAM OF CATV AMPLIFIER INSTALLATION
                           ON CATV POLES APPEARS HERE]





                                                                       EXHIBIT 2

                      [A DIAGRAM OF JOINT USE POLE SPACING
                 DISTRIBUTION-COMMUNICATIONS-CATV APPEARS HERE]





                                                                       EXHIBIT 3

                       [A DIAGRAM OF JOINT USE CLEARANCES
                DISTRIBUTION-COMMUNICATION-CATV APPEARS HERE]





                                                                       EXHIBIT 4

                       [A DIAGRAM OF JOINT USE CLEARANCES
                DISTRIBUTION-COMMUNICATION-CATV APPEARS HERE]





                                                                       EXHIBIT 5

                       [A DIAGRAM OF JOINT USE CLEARANCES
                DISTRIBUTION-COMMUNICATION-CATV APPEARS HERE]





                                                                       EXHIBIT 6

                       [A DIAGRAM OF JOINT USE CLEARANCES
                DISTRIBUTION-COMMUNICATION-CATV APPEARS HERE]





                                                                       EXHIBIT 7

                [A DIAGRAM OF JOINT USE COMMUNICATION CLEARANCES
                  ABOVE ROADWAYS, SIDEWALKS, ETC. APPEARS HERE]





                                                                       EXHIBIT 7

                       [A DIAGRAM OF JOINT USE CLEARANCES
                 DISTRIBUTION COMMUINICATION-CATV APPEARS HERE]





                                                                       EXHIBIT 8